Exhibit 10.8

Dated 15 December, 2004

(1) DIAMETRICS MEDICAL, INC
(as the Chargor)

- and -

(2) BARBARA R. MITTMAN
(as the Agent)

Charge Over Shares

Moorhead James, Solicitors
Kildare House, 3 Dorset Rise,
London EC4Y 8EN
Tel: +44 (0)20 7831 8888
Fax: +44 (0)20 7936 3635
e: mail@moorheadjames.comCONTENTS

Clause Page

THIS CHARGE is made by way of deed on 15 December, 2004

BETWEEN

(1)	DIAMETRICS MEDICAL, INC a corporation incorporated in the State of Minnesota, United States of America and whose registered office is at 3050 Centre Point Drive, Suite 150, St. Paul, Minnesota 55113, United States of America (the “Chargor”); and

(2)	BARBARA R. MITTMAN, of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176 as agent for each of the Beneficiaries (as defined below) (together with her successors and assigns, the “Agent”)

BACKGROUND

(A)	The Chargor and the Beneficiaries are parties to the Subscription Agreement (as defined below).

(B) The Chargor is the holding company of the Company (as defined below).

(C)	In consideration of the Beneficiaries entering into the Subscription Agreement, the Chargor hereby agrees that it is in its own best interests to enter into this Charge.

IT IS AGREED as follows:

1. INTERPRETATION

1.1 Definitions

Save as otherwise provided in this Charge, the following words and phrases have the following meanings throughout this Charge:

“Act”	means the Law of Property Act 1925

“Active Person”	has the meaning set forth in Clause 4(b)

“Additional Interests”	has the meaning set forth in Clause 4(b)

“Beneficiaries”	means each of Longview Equity Fund LP,
Longview Fund LP, Longview International
Equity Fund LP, Mercator, Momentum Fund
III LP, Mercator Momentum Fund LP, Monarch
Pointe,Ltd and Camden International in
their capacity as holders of the Notes

“Collateral Agency Agreement”	means the collateral agency agreement between the Agent and the Beneficiaries dated on or about the date hereof

“Company”	means TGC Research Limited a company incorporated under the laws of England and Wales (registered number 05273708)

“Debenture”	means the debenture between the Company and the Agent dated on or about the date hereof

“Default Rate”	means a rate of interest determined in accordance with the terms of the Notes

“Event of Default”	means the occurrence or existence of any
Event of Default under the terms of the
Notes or any other Finance Document, a
material default under the Subscription
Agreement or the breach of any
representation, warranty or covenant under
this Charge

“Finance Documents”	means this Charge, the Subscription Agreement, the Notes, the Collateral Agency Agreement, the Security Documents and such other security agreements as may be executed by the Chargor

“Guaranty”	means the guaranty subject to the laws of the State of New York to be entered into on or about the date hereof between the Company and the Agent

“Notes”	means promissory notes of the Chargor issued pursuant to the Subscription Agreement

“Obligors”	means the Chargor and the Company

“Related Rights”	means in relation to any Share:
(a) all assets deriving from such Share
including all allotments, accretions,
offers, rights, dividends, distributions,
interest, income, benefits and advantages
whatsoever at any time accruing, offered
or otherwise derived from or incidental to
such Share;
(b) all stocks, shares, rights, money or
property accruing or offered at any time
by way of conversion, redemption, bonus,
preference, exchange, purchase,
substitution, option, interest or
otherwise in respect thereof; and
(c) any dividend, interest or other income
in respect of any asset referred to in
paragraph (b) above

“Secured Obligations”	means all obligations or liabilities of
the Chargor or the Company which may arise
under or in connection with this Charge or
any other Finance Document, in any manner
whether on account of guarantee
obligations, reimbursement obligations,
fees, indemnities, costs, expenses or
otherwise whether actual or contingent,
whether incurred solely or jointly with
any other person and whether as principal
or surety

“Security”	means the security created by (or purported to be created by) this Charge

“Security Assets”	means all assets of the Chargor the subject of any security created by this Charge

“Security Documents”	means this Charge, the Guaranty, the Debenture and each of the US Security Agreements

“Shares”	means all the shares specified in Schedule
1 together with all other stocks, shares,
debentures, debenture stock, bonds,
warrants, options, coupons or other
securities and investments of any kind
(including rights to subscribe for,
convert into or otherwise acquire the
same) whether marketable or otherwise and
all other interests (including loan
capital) now or in the future owned by the
Chargor from time to time in the Company

“Subordination Agreement”	means the subordination agreement dated on or about the date hereof between, amongst others BCC Acquisition II LLC, the Agent, the Chargor and the Company

“Subordinated Share Charge”	means a share charge in a form approved by the Agent dated on or about the date hereof between the Chargor as chargor and BCC Acquisition II LLC as agent

“Subscription Agreement”	means the subscription agreement in relation to the Notes made between the Chargor and the Beneficiaries dated on or about the date hereof

“UK”	means the United Kingdom of Great Britain and Northern Ireland

“US Security Agreements”	means the security and pledge agreement,
trademark security agreement and any other
document granting any form of security
each dated on or about the date hereof and
entered into between the Chargor and the
Agent.

1.2 Interpretation

Any reference in this Charge to (or to any specified provision of) this “Charge”, the “Subscription Agreement” or any other “Finance Document” or to any other agreement or document shall, unless the context otherwise requires, be construed as a reference to this Charge, the Subscription Agreement or such other Finance Document or such other agreement or document (or that provision) as the same may from time to time be amended, varied, supplemented, novated or replaced (but excluding for this purpose any amendment, variation, supplement, novation or replacement which is contrary to any provision of any Finance Document). The reference shall include any document which is supplemental to, is expressed to be collateral with, or is entered into pursuant to or in accordance with, and any certificate, instrument, notification or document which is entered into or delivered in connection with or pursuant to or in accordance with, the terms of this Charge, the Subscription Agreement or such other Finance Document or, as the case may be, such other agreement or document.

Any reference in this Charge to the “Agent” or any “Beneficiary” shall be construed so as to include its and any subsequent successors, transferees and assigns in accordance with their respective interests.

1.3 Incorporation of Terms by Reference

Unless the context requires otherwise, words and expressions defined or construed in the Subscription Agreement, the Act or the Insolvency Act 1986 and which are not defined or construed in this Charge shall bear the same meanings when used in this Charge.

1.4 Use of Lists and Examples

In construing this Charge general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.5 Whole Agreement

This Charge supersedes any previous agreement, whether written or oral, express or implied, between the Chargor and the Agent in relation to the subject matter of this Charge.

1.6 Headings

The headings in this Charge are for convenience only and shall not affect its meaning and references to a Clause or Schedule are (unless otherwise stated) to a Clause of, or the Schedule to, this Charge.

1.7 Counterparts

This Charge may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Charge by signing any such counterpart.

1.8 Singular/Plural

Save where the context otherwise requires, the plural of any term includes the singular and vice versa.

1.9 No Partnership

Nothing in this Charge or envisaged hereby shall operate, whether directly or indirectly, to constitute a partnership between the Chargor and any Beneficiary or the Agent.

1.10 Amount of Secured Obligations

A certificate of the Agent as to the amount of any Secured Obligations due at any time will, in the absence of manifest error, be conclusive and binding on the Chargor.

1.11 Security Enforceable

The security constituted by, and the rights of the Agent and the Beneficiaries under, this Charge shall be enforceable notwithstanding any change in the constitution or identity of the Agent or any Beneficiary or its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person.

1.12 Statutory References

Unless the context otherwise requires, a reference to a statute or any provision thereof is to be construed as a reference to that statute or such provision thereof as it may be amended or re-enacted from time to time.

1.13 Deed

The parties intend that this document shall take effect as a deed.

2. PAYMENT OF THE SECURED OBLIGATIONS

2.1 Covenant

The Chargor hereby unconditionally and irrevocably, as primary obligor and not merely as surety, covenants with the Beneficiaries that it will pay or discharge the Secured Obligations on the due date for payment thereof in the manner provided in the relevant Finance Document.

2.2 Interest

Save to the extent otherwise agreed, interest may be added by the Agent to any amount which shall remain unpaid on the due date for payment therefor from such due date until payment in full at the Default Rate applicable to the relevant outstanding Secured Obligations under the Finance Documents.

2.3 Costs and Expenses

Immediately upon demand, the Chargor shall pay all fees, costs and expenses (including legal fees and any value added tax) incurred from time to time in connection with the enforcement of or preservation of rights under this Charge by the Agent, or attorney, manager, trustee or any other person appointed by the Agent under this Charge or by statute.

3. CHARGING CLAUSE

The Chargor with full title guarantee and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby:

(a)	mortgages and charges and agrees to mortgage and charge to the Agent all of the Shares held now or in the future by it and/or any nominee on its behalf, the same to be a security by way of first equitable mortgage; and

(b)	mortgages, charges and assigns and agrees to mortgage, charge and assign to the Agent all Related Rights accruing to all or any of the Shares held now or in the future by it and/or any nominee on its behalf, the same to be a security by way of first equitable mortgage.

4. REPRESENTATIONS AND WARRANTIES

The Chargor makes the representations and warranties set out in this Clause 4 to the Agent.

(a) Ownership of Security Assets and ranking

(i)	It is the registered holder and the unfettered legal and beneficial owner of the Shares which it purports to charge pursuant to this Charge;

(ii)	The Shares are all duly authorised, validly issued, fully paid and are not subject to any Lien (other than the security interest created pursuant to the Subordinated Share Charge which is hereby permitted by the Chargor), option to purchase, pre-emption or similar right other than the Security; and

(iii)	The Shares listed in Schedule 1 represent all of the shares of the Company issued and outstanding as of the date of this Charge.

(b) Ownership of Additional Interests

With the exception of the Shares, the Chargor has no other direct ownership interest in any other shares or capital stock of any person that is organised or incorporated in England and Wales (any such person, an “Active Person” and any such interests in an Active Person, “Additional Interests”).

The representations and warranties set out in this Clause 4 are made on the date of this Charge and are deemed to be repeated on each date on which any of the representations and warranties set out in the Subscription Agreement are repeated, with reference to the facts and circumstances then existing.

5. NEGATIVE PLEDGE

The Chargor undertakes in favour of the Agent that it will not, save as permitted pursuant to the terms of the Finance Documents:

(a) Liens

create, incur, assume or permit to subsist any Lien over all or any part of the Security Assets (other than the First Ranking Share Charge and the Security) or any interest therein ranking in priority to, pari passu with or after the Security, nor enter into any agreement to do any of the same;

(b) Disposal

sell, transfer, assign, lease out, lend or otherwise dispose of (whether outright, by a sale and repurchase, sale and leaseback arrangement or otherwise), or grant any rights (whether of pre-emption or otherwise) over, all or any part of the Security Assets or any interest therein, nor enter into any agreement to do any of the same; or

(c) Material prejudice

do or cause or permit to be done anything which may depreciate, jeopardize or otherwise materially prejudice the market value or collateral value of any Security Asset or the rights of the Agent under this Charge.

6. INFORMATION UNDERTAKINGS

(a)	Subject always to Clause 5, the Chargor shall promptly inform the Agent of any material additions to or deletions from the Security Assets and shall agree to any consequential amendments to Schedule 1 with the Agent.

(b)	If the Chargor becomes aware of any action, event or circumstance which could adversely affect the value, saleability or use of any of the Security Assets, it will promptly notify the Agent in writing and provide details of the same.

7. COVENANTS

7.1 Undertakings Relating to Security Assets

The Chargor covenants with the Agent for the benefit of the Beneficiaries that it will, without prejudice to the generality of the provisions of Clause 8:

(a) Deposit of documents of title

deposit with the Agent (or as it shall direct) immediately upon execution of this Charge (in relation to the Shares listed in Schedule 1), and immediately upon receipt following its acquisition of any Security Assets and at any other time upon the Agent’s request, all stock and share certificates or other documents evidencing an entitlement to such Security Assets together with stock transfer forms duly stamped and executed in blank and left undated in respect of all such Shares on the basis that the Agent shall be able to hold such documents of title and stock transfer forms until the Secured Obligations have been irrevocably and unconditionally discharged in full and shall be entitled, at any such time that it is permitted to do so in accordance with the terms of this Charge, to complete (under its power of attorney given by Clause 12 below) the stock transfer forms on behalf of the Chargor in favour of itself or such other person as it shall select; provided that, in the event of any such transfer being effected, neither the Agent nor any of its nominees shall be liable for any loss occasioned by any exercise or non-exercise of rights attached to such Security Assets or by any failure to report to the Chargor any notice or other communication received in respect of such Security Assets;

(b) Conversion

immediately on conversion of any Shares from certificated to uncertificated form, and on the creation or conversion of any other securities which are for the time being comprised in the Related Rights in or into uncertificated form, comply with such instructions or directions as the Agent may give in order to protect, perfect or preserve the Security;

(c) No restriction on transfer

ensure that the Security Assets are at all times free from any restriction on transfer by the Agent or its nominee to perfect or enforce the Security and procure that the board of directors of the Company approves any transfer of any of the Security Assets desired to be made by the Agent or its nominee in the exercise of the rights, powers and remedies conferred upon it by this Charge or by law;

(d) Related Rights

unless it is permitted to retain such Related Rights in accordance with the terms of this Charge, upon the accrual, offer or issue of any Related Rights deriving from the Shares, deliver to the Agent (or procure the delivery to the Agent of) all such Related Rights and the certificates and documents of title to or representing the same together with each of the documents required to be duly executed, completed and delivered under and in accordance with the terms of this Clause 7;

(e) Calls

duly and promptly pay or procure the payment of all calls, instalments and other payments when due in respect of any of the Shares, provided that if it defaults in making any such payment, the Agent may (but shall not be obliged to) pay such amounts on behalf of it and shall be reimbursed by it immediately on demand;

(f) Communication

notify the Agent of the contents of any communication or document received by it in relation to any of the Shares and/or the Related Rights;

(g) Variation of rights

not, without the prior written consent of the Agent, by the exercise of any voting rights or otherwise, permit or agree to any proposed compromise, capital reorganisation, conversion, exchange or repayment offer affecting or in respect of any of the Shares or to any variation of the rights attaching to or conferred by any of the Shares or to any conversion of any of the Shares into an uncertificated security; and

(h) Registration

shall make all such filings and registrations and take all such other steps as may be necessary or desirable in connection with the creation, perfection or protection of the Security and pay all application, registration, renewal and other fees necessary or desirable for effecting, protecting, maintaining or renewing registrations in respect of any of the Security Assets.

7.2 Voting Rights and Dividend Entitlement

(a)	At any time when the Security is enforceable in accordance with the terms of this Charge, all dividends and other distributions paid or payable in connection with the Security Assets shall be paid directly to the Agent (or its nominee) for application in or towards the payment or discharge of the Secured Obligations in accordance with the terms of the Subscription Agreement but before such time the Chargor shall be entitled to receive and retain all such dividends and other distributions;

(b)	Unless the Security is enforceable in accordance with the terms of this Charge, the Agent or its nominee shall use its reasonable endeavours promptly to forward to the Chargor all notices, correspondence and/or other communications it receives in relation to the Security Assets; and

(c)	Subject to Clause 7.3, unless the Security is enforceable in accordance with the terms of this Charge, all voting rights attached to the Shares may be exercised by the Chargor or, where the Shares have been registered in the name of the Agent or its nominee, as the Chargor may direct in writing, and the Agent or its nominee shall execute any form of proxy or other document reasonably required in order for the Chargor to do so, provided that the Chargor may not exercise voting rights inconsistent with the terms of this Charge or the Subscription Agreement or in any manner prejudicial to the interests of the Beneficiaries under this Charge.

7.3 Default Powers

At any time while the Security is enforceable in accordance with the terms of this Charge and without any further consent or authority on the part of the Chargor, the Agent or its nominee may exercise (or refrain from exercising) at its discretion in the name of the Chargor (or the registered holder thereof) in respect of any of the Security Assets any voting rights and any powers or rights which may be exercised by the person or persons in whose name or names the Shares are registered or who is the holder or bearer of them.

7.4 Continuing Liabilities

Subject to due notification thereof by the Agent where the Shares are registered in the Agent’s name (or that of its nominee) in accordance with the terms of this Charge, it is expressly agreed that the Chargor shall remain liable to observe and perform all of the conditions and obligations attaching to any of the Shares including the payment of any sum due in respect of the Shares.

7.5 No Obligation

The Agent shall not be required to perform or fulfil any obligation of the Chargor in respect of the Security Assets or to make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it or the Chargor, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled under this Charge at any time or times.

7.6 Retention of Documents

The Agent may retain any document delivered to it under this Charge until the Security is released in accordance with the terms of this Charge and, if for any reason it ceases to hold any such document before that time, it may by notice to the Chargor require that the relevant document be redelivered to it and the Chargor shall promptly comply (or procure compliance) with that notice.

8. FURTHER ASSURANCE AND PERFECTION OF SECURITY

8.1 Further Assurance

(a)	The Chargor shall, at its own expense, promptly following written request by the Agent execute and do all such acts, deeds and things (including, without limitation, payment of all stamp duties and registration fees) the Agent may reasonably require for:

(i)	perfecting or better perfecting or protecting the security created (or intended to be created) by this Charge over any Security Asset (including for the avoidance of doubt arranging for any Security Assets which are in registered form to be registered in the name of the Agent for the benefit of the Beneficiaries or a nominee of the Agent); and

(ii)	after the security constituted by this Charge has become enforceable in accordance with the terms of this Charge, facilitating the realization of any Security Asset or the exercise of any right, power or discretion exercisable by the Agent in respect of any Security Asset, including, without limitation, the conversion of equitable security to legal security, the execution of any transfer, conveyance, assignment or assurance of any property, whether to the Agent or its nominees, and the giving of any notice, order or direction and the making of any registration, which in any case, the Agent may think necessary or desirable.

(b)	In the event that the Chargor acquires any Additional Interests, it shall execute in favour of the Agent, or as the Agent may otherwise direct, such assignments, transfers, mortgages, charges or other encumbrances as the Agent shall stipulate over such Additional Interests including, without limitation, a charge over shares and related rights on terms no more onerous than this Charge.

8.2 Security in Jeopardy

If at any time it shall appear to the Agent that any of the Security Assets is in danger of seizure, distress, attachment, execution, diligence or other legal process, or that the Security shall for any other reason be in jeopardy, the Agent shall be entitled without notice to the Chargor to take possession of and hold the same. The Chargor shall, at its own expense, promptly execute such deeds and other agreements and otherwise take whatever action the Agent may require (acting reasonably) in order to enable the Agent to exercise its rights contained in this Clause 8.2.

9. CONTINUATION AND PRESERVATION OF SECURITY

9.1 Subsequent Liens

If the Agent or any Beneficiary receives, or is deemed to be affected by, notice, whether actual or constructive, of:

(a) any Lien affecting the Security Assets and/or the proceeds of sale thereof; or

(b)	the occurrence of any insolvency event specified as an Event of Default under the Subscription Agreement,

the Agent or such Beneficiary may open a new account or accounts for the Chargor in its books. If the Agent or such Beneficiary does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice (unless it gives express notice to the contrary to the Chargor). As from that time all payments made to the Agent or such Beneficiary will (in the absence of any express appropriation to the contrary) be credited or be treated as having been credited to the new account and will not operate to reduce the Secured Obligations.

9.2 Waiver of Defences

The Chargor shall be deemed to be a principal debtor and the sole, original and independent obligor for the Secured Obligations and the Security Assets shall be deemed to be a principal security for the Secured Obligations. The liability of the Chargor under this Charge shall not be discharged, impaired or otherwise affected by any circumstance, act, omission, matter or thing which but for this provision might operate to reduce, release, prejudice or otherwise exonerate the Chargor from its obligations under the Finance Documents in whole or in part, including without limitation and whether or not known to any Obligor, the Agent or any other person:

(a)	the winding-up, dissolution, administration, re-organisation, amalgamation, merger or reconstruction of the Chargor or any other person or any change in its status, function, control or ownership; or

(b)	any time, indulgence, concession, waiver or consent granted to, or composition with, the Chargor or any other person; or

(c)	the release of the Chargor or any other person under the terms of any composition or arrangement with any creditor of the Chargor or any of its Affiliates; or

(d)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take-up or enforce, any rights against, or security over, the assets of the Chargor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to release or to realise the full value of any security; or

(e)	any legal limitation, disability, incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of, or other circumstance relating to, the Chargor or any other person; or

(f)	any variation (however fundamental and whether or not involving any increase in the liability of the Chargor or any other Obligor thereunder) or replacement of any Finance Document or any other document or security; or

(g)	any unenforceability, illegality, invalidity or frustration of any obligation of the Chargor or any other person under any Finance Document or any other document or security, or any failure of the Chargor or any other Obligor to become bound by the terms of any other Finance Document, in each case whether through any want of power or authority or otherwise; or

(h)	any postponement, discharge, reduction, non-provability or similar circumstances affecting any obligation of the Chargor or any other Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order, so that the Chargor’s obligations under this Charge remain in full force and effect and that this Charge shall be construed accordingly as if there were no such circumstance, act, omission, matter or thing.

9.3 Immediate Recourse

The Chargor waives any right it may have of first requiring the Agent (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security in respect of the Secured Obligations or claim payment from any person before enforcing the Security. This waiver applies irrespective of any law or provision of the Finance Documents to the contrary.

9.4 Non-competition

Subject as provided below, until the Agent is satisfied that all of the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, the Chargor shall not, by virtue of any payment made, security realised or moneys received or recovered under any of the Finance Documents for or on account of the liability of any Obligor:

(a)	be subrogated to any rights, security or moneys held, received or receivable by the Agent or any Beneficiary or be entitled to any right of contribution or indemnity; or

(b)	claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with the Agent or any Beneficiary; or

(c)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off against any Obligor.

The Chargor shall hold in trust for and forthwith pay or transfer to the Agent for the benefit of the Beneficiaries any payment or distribution or benefit of security received by it contrary to the above. If the Chargor exercises any right of set-off contrary to the above it will forthwith pay an amount equal to the amount set off to the Agent for the benefit of the Beneficiaries. Notwithstanding the foregoing, following any enforcement of the Security by the Agent under this Charge, the Chargor will (at its own cost) promptly take such steps or actions as are referred to above as the Agent may from time to time stipulate.

9.5 Security held by the Chargor

The Chargor warrants that it has not taken, and agrees that it will not take, from any other Obligor or any person party to any related security any Lien, guarantee, indemnity, bond or other assurance in respect of or in connection with its obligations under this Charge. If the Chargor takes any such Lien, guarantee, indemnity, bond or other assurance in contravention of this Clause, it shall hold it on trust for the Beneficiaries until such time as all of the Secured Obligations have been satisfied in full (and the Beneficiaries are not under any further obligation, actual or contingent, to any Obligor) and shall on request promptly deposit the same with and/or charge the same to the Beneficiaries in such manner as the Agent may require as security for the due and punctual payment, performance and discharge by the Chargor of the Secured Obligations.

9.6 Continuing Security

The Security constituted by this Charge shall be a continuing security and will extend to the ultimate balance of the Secured Obligations notwithstanding any interim or intermediate payment, discharge or settlement of account or other matter whatsoever and is in addition to and shall not merge with or otherwise prejudice or affect (or be prejudiced or affected by) the security constituted by any Lien, guarantee or other assurance now or hereafter held by the Agent or any right or remedy of the Agent in respect of the same and shall not be in any way prejudiced or affected by the invalidity thereof, or by the Agent now or hereafter dealing with, exchanging, releasing, modifying or abstaining from perfecting or enforcing any of the same, or any rights which it may now or hereafter have, or giving time for payment or indulgence or compounding with any other person liable.

9.7 Reinstatement

(a)	Where any discharge (whether in respect of the obligations of the Chargor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise, the liability of the Chargor under this Charge shall continue as if the discharge or arrangement had not occurred.

(b)	The Agent or any Beneficiary may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

10. ENFORCEABILITY OF SECURITY

(a)	The Security and the power of sale and other powers conferred by Section 101 of the Act, as varied or amended by this Charge, shall be enforceable and exercisable upon and at any time after the occurrence of an Event of Default which is continuing and which has not been remedied or waived in accordance with the Subscription Agreement.

(b)	If the Security is enforceable, the Agent may in its absolute discretion, but subject to the provisions of the Subscription Agreement and this Charge, enforce all or any part of the Security in any manner it sees fit.

(c)	If the Security is enforceable, the Agent shall, subject to the provisions of the Subscription Agreement, be entitled to appropriate moneys and/or assets to discharge any outstanding Secured Obligations in such manner or order as it sees fit.

11. ENFORCEMENT OF SECURITY

11.1 General

For the purposes of all rights and powers implied or granted by statute, the Secured Obligations are deemed to have become due and payable on the date of this Charge and the restriction on the consolidation of mortgages and on power of sale imposed by Sections 93 and 103 of the Act do not apply to the Security.

11.2 Protection of Third Parties

No person (including a purchaser) dealing with the Agent or any of its agents or nominees will be concerned to enquire:

(a) whether the Secured Obligations have become payable; or

(b)	whether any power which the Agent is purporting to exercise has become exercisable; or

(c) whether any money remains due under the Finance Documents; or

(d) how any money paid to the Agent is to be applied.

In the absence of bad faith on the part of such purchaser or other person, such dealings shall be deemed, so far as regards the safety and protection of such purchaser or other person, to be within the powers conferred by this Charge and to be valid accordingly. The remedy of the Chargor in respect of any impropriety or irregularity in the exercise of such power shall be in damages only.

11.3 Delegation

The Agent may at any time delegate by power of attorney or in any other manner to any person or persons any of the powers (including the power of attorney contained in Clause 12), authorities and discretions which are for the time being exercisable by the Agent under this Charge in relation to the Security Assets. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Agent may think fit. The Agent shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

11.4 Suspense Accounts

The Agent may at any time and from time to time place and keep (for such time as it shall consider prudent) any monies received, recovered or realised from the Chargor or in relation to any Security Assets of the Chargor in a separate suspense account (to the credit of either the Chargor or the Agent as the Agent shall think fit) without any intermediate obligation on its part to apply the same or any part thereof in or towards the discharge of the Secured Obligations provided that if such monies are at any time sufficient to discharge the Secured Obligations in full, they shall be promptly so applied.

11.5 Agent’s Power to Remedy Breaches

If at any time the Chargor fails to perform any of the covenants contained in this Charge it shall be lawful for the Agent, but the Agent shall have no such obligation, to take such action on behalf of the Chargor (including, without limitation, the payment of money) as may in the Agent’s opinion be required to ensure that such covenants are performed. Any losses, costs, charges and expenses incurred by the Agent in taking such action shall be reimbursed by the Chargor immediately on written demand.

12. POWER OF ATTORNEY

12.1 Appointment

The Chargor, by way of security, hereby irrevocably appoints the Agent to be its attorney (with full power of substitution and delegation) to take any action which it is obliged to take under this Charge following the occurrence of an Event of Default which is continuing and generally in its name and on its behalf to exercise all or any of the powers, authorities and discretions conferred by this Charge or by statute on the Agent, and (without limiting the foregoing) to seal, deliver (using the company seal where appropriate) and otherwise perfect and do any deed, assurance, agreement, instrument, act or thing which it may deem proper for the purpose of exercising such powers, authorities and discretions.

12.2 Ratification

The Chargor covenants with the Agent that, on request, it will ratify and confirm all security agreements, documents and acts and all transactions entered into by the Agent (or by the Chargor at the instance of the Agent) in the exercise or purported exercise of its powers set out in this Charge and the Chargor irrevocably acknowledges and agrees that the power of attorney contained in this Clause 12 is given to secure the proprietary interest of, and the performance of obligations owed to, the respective donees within the meaning of the Powers of Attorney Act 1971.

13. INDEMNITIES

13.1 General

The Chargor hereby unconditionally and irrevocably agrees as primary obligor and not merely as surety to indemnify and hold harmless the Agent (and its nominees) and each Beneficiary from time to time on demand against all losses, actions, claims, expenses, demands or liabilities whether in contract, tort, pursuant to breach of statute or otherwise now or hereafter incurred by it or any of them or by any of their respective managers, agents, officers or employees occasioned by any breach by the Chargor of any of its covenants or other obligations under this Charge or otherwise arising out of or in connection with the Security Assets or the Security.

13.2 Taxes

The Chargor agrees to indemnify the Agent and each Beneficiary on demand against all present or future stamp, withholding or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent authority in connection with the execution or enforcement of this Charge, repayment and discharge of the Secured Obligations or in consequence of any payment made pursuant to this Charge being impeached or declared void for any reason whatsoever.

14. WAIVERS AND REMEDIES

14.1 Waivers

No failure or delay by any Beneficiary (or by Agent on their behalf) in exercising any right or remedy shall operate as a waiver thereof, nor shall any single or any partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy as though no waiver had been made and no relaxation or indulgence granted. The rights and remedies provided in this Charge are cumulative and not exclusive of any rights or remedies provided by law.

14.2 Severability

If any provision of this Charge shall be prohibited, illegal, invalid or unenforceable under applicable law, it shall be ineffective only to such extent and in the relevant jurisdiction, without invalidating or otherwise detrimentally affecting the remainder of this Charge.

15. REINSTATEMENT AND RELEASE

15.1 Reinstatement

Any settlement or discharge under this Charge between the Chargor and the Agent or the Beneficiaries (or any of them) shall be conditional upon no security or payment to the Agent or the Beneficiaries (or any of them) by any Obligor or the Chargor or any other person on behalf of any Obligor or, as the case may be, the Chargor being avoided or set aside or ordered to be refunded or reduced by or pursuant to any applicable law or regulation and, if such condition is not satisfied, the Agent and/or the Beneficiaries shall be entitled to recover from the Chargor on demand the value of any such security or the amount of any such payment as if such settlement or discharge had not occurred.

15.2 Release

Once all the Secured Obligations have been paid in full and neither the Agent nor any Beneficiary has any contingent liability to advance further monies to, or incur liability on behalf of any Obligor, the Agent and each Beneficiary shall, at the request and cost of the Chargor promptly, take any action which may be necessary to release, discharge and reassign the Security Assets from the Security.

16. DECLARATION OF TRUST

The Agent hereby declares that it holds the security constituted by this Charge as a trustee for and on behalf of the Beneficiaries on the basis of the duties, obligations and responsibilities set out in the Collateral Agency Agreement and shall have no implied duties, obligations or responsibilities (including without limitation but only to the extent permitted by law any duties, obligations or responsibilities provided for pursuant to the terms of the Trustee Act 2000 or otherwise). The proceeds of any enforcement of the security constituted by this Charge shall be applied in accordance with the provisions of the Subscription Agreement and the Collateral Agency Agreement.

17. MISCELLANEOUS

17.1 No Liability

In the execution or purported execution of the trusts and powers conferred on it under this Charge, the Agent shall not have any liability for any loss or damage arising by reason of any mistake or omission made in good faith or of any other act or omission, matter or thing whatever except for breach of trust arising from fraud, gross negligence or wilful misconduct on the part of the Agent. Without prejudice to the foregoing, if the Agent enters into possession of the Security Assets, it will not be liable to account as mortgagee in possession and may at any time at its discretion go out of such possession.

17.2 Powers of Agent

The powers, trusts, authorities and discretion conferred upon the Agent by this Charge shall be in addition to any which may from time to time be vested in it by any applicable law.

17.3 Currency

Any amount received or recovered by the Agent in respect of any sum expressed to be due to it from the Chargor under this Charge in a currency other than the currency (the “contractual currency”) in which such sum is so expressed to be due (whether as a result of, or the enforcement of, any judgement or order of a court or tribunal of any jurisdiction, the winding-up of the Chargor or otherwise) shall only constitute a discharge to the Chargor to the extent of the amount of the contractual currency that the Agent is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due the Chargor shall indemnify the Agent against any loss sustained by it as a result, including the cost of making any such purchase.

17.4 Set Off

(a)	Any Beneficiary may at any time after an Event of Default has occurred (without giving notice to the Chargor):

(i)	set off or otherwise apply sums standing to the credit of the Chargor’s accounts with that Beneficiary (irrespective of the terms applicable to those accounts and whether or not those sums are then due for repayment to that Beneficiary); and

(ii)	set off any other obligations (whether or not then due for performance) owed by that Beneficiary to the Chargor, in each case against any liability of the Chargor to the relevant Beneficiary under the Finance Documents.

(b)	A Beneficiary may exercise its rights under Clause 17.4(a) notwithstanding that the amounts concerned may be expressed in different currencies and each Beneficiary is authorised to effect any necessary conversions at a market rate of exchange selected by it (in its absolute discretion).

(c)	If the relevant obligation or liability is unliquidated or unascertained, the Beneficiary may set off the amount which it estimates (in good faith) will be the final amount of that obligation or liability once it becomes liquidated or ascertained.

18. NOTICES

18.1 General

Any demand, notice or other communication or document to be made on or delivered to the Chargor under this Charge or in respect of the Secured Obligations shall be made or delivered by fax or otherwise in writing and shall be treated as having been served if served in accordance with Clause 18.2. Each demand, notice, communication or other document to be made on or delivered to any party to this Charge may (unless that party has by 10 working days’ written notice to the other party or parties specified another address or fax number) be made or delivered to that other person at the address or fax number set out under its name at the end of this Charge. For the purpose of this Clause 18 the term “working day” shall mean a day (other than a Saturday or a Sunday or bank or public holiday) upon which the recipient of any demand, notice, communication or other document is normally open for business in the country of its address for service referred to in this Clause 18.1 and references to any time of day shall be construed as references to the time of day in such country.

18.2 Mode of Service

Service of any demand, notice, communication or other document to be made or delivered under this Charge may be made:

(a) by leaving it at the relevant address for service referred to in Clause 18.1;

(b)	by sending it by pre-paid first class letter (or by airmail if to or from an address outside the UK) through the post to the relevant address for service referred to in Clause 18.1; or

(c)	by fax to the relevant fax number referred to in Clause 18.1 and so that any fax shall be deemed to be in writing and, if it bears the signature of the server or its authorised representative or agent, to have been signed by or on behalf of the server.

18.3 Deemed Service

Any demand, notice, communication or other document from the Chargor shall be irrevocable and shall not be effective until its actual receipt by the Agent. Any other demand, notice, communication or other document shall be served or treated as served at the following times:

(a)	in the case of service personally or in accordance with Clause 18.2(a), at the time of such service;

(b)	in the case of service by post, at 9.00am on the working day next following the day on which it was posted or, in the case of service to or from an address outside the UK, at 9.00am on the fourth working day following the day on which it was posted; and

(c)	in the case of service by fax, if sent before 9.00am on a working day, at 11.00 am on the same day, if sent between 9.00am and 5.30pm on a working day, two hours after the time of such service or, if sent after 5.30pm on a working day, or if sent on a day other than a working day, at 9.00am on the next following working day.

18.4 Proof of Service

In proving service of a demand, notice, communication or other document served:

(a)	by post, it shall be sufficient to prove that such demand, notice, communication or other document was correctly addressed, full postage paid and posted; and

(b)	by fax, it shall be sufficient to prove that the fax was followed by such machine record as indicates that the entire fax was sent to the relevant number.

19. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

(a)	Except as expressly provided in this Charge, the parties do not intend that any term of this Charge shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 or otherwise by any person who is not a party.

(b)	The parties may rescind, vary, waive, restore, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Charge without the consent of any person who is not a party.

20. ASSIGNMENTS AND TRANSFERS

(a)	The Chargor shall not be entitled to assign or transfer all or any of its rights or obligations under this Charge.

(b)	The Agent may at any time assign or otherwise transfer all or any part of its rights under this Charge in accordance with the Finance Documents and the Chargor authorises the Agent to execute on its behalf any document required to effect the necessary transfer of rights and obligations.

21. GOVERNING LAW AND JURISDICTION

21.1 Governing Law

This Charge and the rights and obligations of the parties to this Charge are governed by and to be construed in accordance with English law.

21.2 Jurisdiction

(a) Submission

The Chargor agrees for the benefit of the Agent that the courts of England shall have jurisdiction to hear and determine, any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Charge and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(b) Forum

The Chargor irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 21.2(a) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Charge and agrees not to claim that any such court is not a convenient or appropriate forum.

(c) Service of process

The Chargor agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered to the Company as its registered office from time to time. If the appointment of such person ceases to be effective in respect of the Chargor, the Chargor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Agent shall be entitled to appoint such a person by notice to the Chargor. Nothing contained in this Charge shall affect the right to serve process in any other manner permitted by law.

(d) Other competent jurisdictions

The submission to the jurisdiction of the courts referred to in Clause 21.2(a) shall not (and shall not be construed so as to) limit the right of the Agent to take proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(e) Consent to enforcement

The Chargor hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Charge to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever of the Chargor (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

IN WITNESS of which the Chargor has duly executed this Charge as a deed and intends to deliver and hereby delivers the same on the date first above written and, before such delivery, this Charge has been duly signed on behalf of the Agent, in the manner appearing below.

SCHEDULE 1

The Shares

Name of company	Number of Shares	Class
TGC RESEARCH LIMITED	100	Ordinary

SIGNATORIES

THE CHARGOR

EXECUTED as a DEED
by DIAMETRICS MEDICAL, INC
acting by DAVID B. KAYSEN
(CHIEF EXECUTIVE OFFICER)

/s/ David B. Kaysen

Address: 3050 Centre Point Drive, Suite 150

St. Paul
Minnesota 55113
United States of America

Fax: Attention:	+1 651 639 8549 Chief Executive Officer

THE AGENT

SIGNED by BARBARA R. MITTMAN

/s/ Barbara R. Mittman

Address: Barbara R. Mittman, Grushko & Mittman, P.C. 551 Fifth Avenue, Suite 1601 New York, NY 10176, United States of America Fax: +1 212 697-3575 Attention: Barbara R. Mittman Address:	Barbara R. Mittman,
	Grushko & Mittman, P.C.
	551 Fifth Avenue, Suite 1601
	New York, NY 10176, United States of America

Fax:	+1	212	697-3575
Attention:	Barbara R. Mittman